                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      December 12, 2002
                                                 -------------------------------


                                HOLLY CORPORATION
             (Exact name of registrant as specified in its charter)


        Delaware                      001-03876                75-1056913
----------------------------   ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
of incorporation)                                          Identification No.)


  100 Crescent Court, Suite 1600
           Dallas, Texas                        75201-6927
----------------------------------------       ------------
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code      (214) 871-3555
                                                  -----------------------------

ITEM 5. OTHER EVENTS

On December 12, 2002, the Company issued the following press release:

         HOLLY CORPORATION REPORTS FIRST QUARTER OF FISCAL 2003 RESULTS

                  Dallas, Texas, December 12, 2002 -- Holly Corporation (AMEX-HOC), today reported results for the Company's first quarter ended October 31, 2002.

                  Net income for the three months ended October 31, 2002 was $5.2 million ($.33 per diluted share) compared to historically very high net income of $20.2 million ($1.27 per diluted share) for the three months ended October 31, 2001. The $15 million decrease in income is principally a result of lower refined product margins.

                  For the Company's first quarter ended October 31, 2002, refinery margins of $5.79 per barrel were well below the refinery margins of $9.32 per barrel for the quarter ended October 31, 2001. During the prior year's first quarter, the Company, along with the refining industry as a whole, was still experiencing extremely favorable refining margins, which have since declined. Increases in crude oil and other feedstock costs continued to outpace refined product price increases during much of the fiscal 2003 first quarter. However, starting in October 2002, crude oil costs began to fall while product prices held relatively firm, generating strong earnings late in the quarter and at the beginning of the second quarter of fiscal 2003. Current refinery margins have, however, returned to lower levels. The Company's revenues and cost of products sold were higher in the first quarter of fiscal 2003, as compared to the fiscal 2002 first quarter, due to a 5% increase in sales volumes, higher refined product sales prices and higher costs of purchased crude oil.

                  "Given the difficult refining environment, we believe the $5.2 million in net income achieved during our first quarter would compare favorably to the results of other independent refiners during this period. The Company generated for the first quarter $16.1 million of earnings before interest, taxes and depreciation, reflecting benefits from the Company's recent initiatives to improve refinery operational performance and increase transportation segment earnings," said Matthew
         P. Clifton, President of Holly. "The Company is continuing to work diligently in the construction of a gas oil hydrotreating unit at its Artesia, New Mexico refinery facility which is designed to satisfy forthcoming EPA mandated gasoline specifications and improve the refinery's yields of higher value products and its profit generating capabilities. Additionally, an expansion of our New Mexico facility that will result in a 15% increase in Holly's overall refining capacity is expected to be completed along with the hydrotreating unit by the end of calendar 2003. Given an exceptionally strong balance sheet reflecting no net debt, the anticipated future benefit of the gas oil hydrotreater and expansion projects, and the recent disposition of the Longhorn Partners Pipeline,

         L.P. litigation, we believe the Company is well positioned to weather difficult economic times, to prosper as the industry improves, and to capitalize on growth opportunities that may develop."

                  Holly Corporation, through its affiliates, Navajo Refining Company and Montana Refining Company, is engaged in the refining, transportation, terminalling and wholesale marketing of petroleum products.

                  The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management's belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the Company's efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings. The Company assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

STATEMENT OF INCOME (Unaudited)


                                                               THREE MONTHS ENDED
                                                                   OCTOBER 31,
                                                           ----------------------------
                                                              2002             2001
                                                           ------------    ------------
                                                         (In thousands, except share data)
Sales and other revenues ...............................   $    275,658    $    257,947

Operating costs and expenses
   Cost of products sold ...............................        231,959         191,984
   Operating expenses ..................................         24,140          24,746
   Selling, general and administrative expenses ........          5,203           5,430
   Depreciation, depletion and amortization ............          7,196           6,431
   Exploration expenses, including dry holes ...........            217             299
                                                           ------------    ------------
     Total operating costs and expenses ................        268,715         228,890
                                                           ------------    ------------
Income from operations .................................          6,943          29,057

Other income (expense)
   Equity in earnings of joint ventures ................          1,983           2,748
   Interest expense, net ...............................           (420)           (258)
   Gain on sale of equity securities ...................             --           1,522
                                                           ------------    ------------
                                                                  1,563           4,012
                                                           ------------    ------------
Income before income taxes .............................          8,506          33,069
Income tax provision ...................................          3,259          12,847
                                                           ------------    ------------
Net income .............................................   $      5,247    $     20,222
                                                           ============    ============

Net income per common share - basic ....................   $       0.34    $       1.30

Net income per common share - diluted ..................   $       0.33    $       1.27

Average number of common shares outstanding:
   Basic ...............................................         15,522          15,508
   Diluted .............................................         15,877          15,944

BALANCE SHEET DATA (Unaudited)

                                                  OCTOBER 31,      JULY 31,
                                                     2002            2002
                                                 ------------    ------------
                                               (In thousands, except ratio data)
Cash and cash equivalents ....................   $     66,995    $     71,630
Working capital ..............................   $     32,874    $     59,873
Total assets .................................   $    537,235    $    502,306
Total debt, including current maturities .....   $     34,285    $     34,285
Stockholders' equity .........................   $    230,761    $    228,556
Total debt to capitalization ratio ...........           12.9%           13.0%


OTHER FINANCIAL DATA (Unaudited)

                                                    THREE MONTHS ENDED
                                                         OCTOBER 31,
                                                ----------------------------
                                                   2002             2001
                                                ------------    ------------

Sales and other revenues (1)
   Refining .................................   $    270,553    $    252,812
   Pipeline Transportation ..................          4,794           4,565
   Corporate and Other ......................            311             570
                                                ------------    ------------
   Consolidated .............................   $    275,658    $    257,947
                                                ============    ============

Income (loss) from operations (1)
   Refining .................................   $      6,733    $     28,765
   Pipeline Transportation ..................          2,806           2,482
   Corporate and Other ......................         (2,596)         (2,190)
                                                ------------    ------------
   Consolidated .............................   $      6,943    $     29,057
                                                ============    ============


Cash flow from operating activities .........   $      7,133    $     24,404
Capital Expenditures ........................   $      8,577    $      6,384
EBITDA(2) ...................................   $     16,122    $     39,758


1) The Refining segment includes the Company's principal refinery in Artesia, New Mexico, which is operated in conjunction with refining facilities in Lovington, New Mexico (collectively, the Navajo Refinery) and the Company's refinery near Great Falls, Montana. Included in the Refining segment are costs relating to pipelines and terminals that operate in conjunction with the Refining segment as part of the supply and distribution networks of the refineries. The Pipeline Transportation segment includes approximately 1,000 miles of the Company's pipeline assets in Texas and New Mexico. Revenues of the Pipeline Transportation segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations.

2)       Earnings before interest, taxes, depreciation and amortization.

REFINING SEGMENT OPERATING DATA (Unaudited)

                                                    THREE MONTHS ENDED
                                                       OCTOBER 31,
                                                   2002             2001
                                               -------------    -------------
Crude charge (BPD) (3) .....................          61,800           60,200
Average per barrel (4)
   Refinery margin .........................   $        5.79    $        9.32
   Cash operating costs (5) ................            4.03             4.22
                                               -------------    -------------
   Net cash operating margin ...............   $        1.76    $        5.10
                                               =============    =============

Sales of produced refined products
   Gasolines ...............................            54.9%            52.6%
   Diesel fuels ............................            20.6%            21.3%
   Jet fuels ...............................            11.2%            10.2%
   Asphalt .................................             9.8%            12.4%
   LPG and other ...........................             3.5%             3.5%
                                               -------------    -------------
      Total ................................           100.0%           100.0%
                                               =============    =============


3)       Barrels per day of crude oil processed.

4) Represents average per barrel amounts for produced refined products sold.

5) Includes operating costs and selling, general and administrative expenses of refineries, as well as pipeline expenses that are part of refinery operations.




        FOR FURTHER INFORMATION, Contact:

        Matthew P. Clifton, President
        Stephen J. McDonnell, Vice President and
          Chief Financial Officer
        Holly Corporation
        214/871-3555


       This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this Form 8-K, are forward-looking statements. Such statements are subject to risks and uncertainties, including but not limited to risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the Company's efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, and general economic conditions. Although the Company believes that the expectations reflected by such forward-looking statements are reasonable based on information currently available to the Company, no assurances can be given that such expectations will prove to have been correct. This summary discussion of risks and uncertainties that may cause actual results to differ from those indicated in forward-looking statements should be read in conjunction with the discussion under the heading "Additional Factors That May Affect Future Results" included in Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2002, and the discussion under the heading "Additional Factors That May Affect Future Results" included in Item 2 of Part I of the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2002. All forward-looking statements included in this Current Report on Form 8-K and all subsequent oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   HOLLY CORPORATION
                                        ---------------------------------------
                                        (Registrant)



Date: December 12, 2002                 By /s/Stephen J. McDonnell
      -----------------                    ------------------------------------
                                           Stephen J. McDonnell
                                           Vice President and Chief
                                           Financial Officer